UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 1, 2010

DIRECTV
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                      Submission of Matters to a Vote of Security Holders.

The annual  meeting of the stockholders of DIRECTV, or the Company, was held on June 3, 2010.  At that meeting, votes or proxies representing 1,092,293,495 were tabulated, which represents approximately 89% of total eligible votes.  The following matters were voted on by the stockholders either in person or by proxy with the votes as noted below according to the final certificate of tabulation provided to the Company by Computershare, the Company’s transfer agent and inspector of elections:

1.	Election of Directors. The following persons were elected as directors of DIRECTV.

Name	Votes For	Votes Withheld	Non-Votes
Neil R. Austrian	1,009,779,997.53	12,476,186.47	70,037,311
Ralph F. Boyd, Jr.	1,012,067,056.20	10,189,127.80	70,037,311
Paul A. Gould	1,007,239,017.58	15,017,166.42	70,037,311
Charles R. Lee	1,009,819,541.53	12,436,642.47	70,037,311
Peter A. Lund	1,009,391,187.11	12,864,996.89	70,037,311
Gregory B. Maffei	934,348,150.44	87,908,033.56	70,037,311
John C. Malone	927,862,818.71	94,393,365.29	70,037,311
Nancy S. Newcomb	1,012,137,672.77	10,118,511.23	70,037,311
Haim Saban	1,011,180,689.36	11,075,494.64	70,037,311
Michael D. White	1,013,885,787.45	8,370,396.55	70,037,311

2.	The stockholders approved ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for DIRECTV for the fiscal year ending December 31, 2010.

For	Against	Abstain	Non-Votes
1,045,653,137.55	45,922,650.32	717,707.13	0

3.	The stockholders approved adoption of the DIRECTV 2010 Stock Plan providing for equity-based compensation to the employees and directors of the Company.

For	Against	Abstain	Non-Votes
966,079,575.96	55,676,986.05	498,371.99	70,038,561

4.	The stockholders approved the DIRECTV Executive Officer Cash Bonus Plan providing for cash-based incentive payments to executive officers of DIRECTV.

For	Against	Abstain	Non-Votes
1,001,472,647.55	20,262,020.46	520,265.99	70,038,561

5.
The stockholders did not approve the adoption of a shareholder proposal regarding adoption by DIRECTV’s Board of Directors of a policy requiring senior executives to retain 75% of all equity-based compensation for at least two years following their departure from the Company.

For	Against	Abstain	Non-Votes
148,957,969.79	871,321,239.82	1,976,974.39	70,037,311

ITEM 8.01.                      Other Events.

As previously reported, Globo Comunicações e Participações S.A., or Globo, which owns approximately 26% of Sky Brazil, was granted the right, pursuant to an Exchange Rights Agreement dated as of October 8, 2004 among Globo, The News Corporation Limited and The DIRECTV Group, Inc. (the “Exchange Agreement”), until January 2014, to require DIRECTV to purchase all or a portion (but not less than half) of Globo’s shares in Sky Brazil. In a letter dated June 1, 2010, Globo provided notice to DIRECTV of the exercise of its right to exchange 178,830,000 shares (the “Exchange Shares”) representing approximately 19% of the ownership interests in Sky Brazil and approximately 73% of Globo’s interest in Sky Brazil.

As a result of Globo’s request, the fair value of Sky Brazil shares will be determined by mutual agreement or by outside valuation experts according to a process specified in the Exchange Agreement. DIRECTV may pay Globo either in DIRECTV common stock (at the weighted average price based on 20 consecutive trading days ending on the fifth trading day prior to the closing), in cash in local currency, or in a combination of the two, at DIRECTV’s discretion.  If DIRECTV determines to pay Globo all or part of the consideration in DIRECTV common stock, DIRECTV may provide Globo written notice that the consideration will instead consist solely of cash if such notice is provided on or prior to the second business day prior to the reasonably anticipated closing date for the exchange. DIRECTV must register the shares within 270 days from the later of the closing or the date of DIRECTV’s receipt of notice of exercise of the demand rights provided in a registration rights agreement between the parties.

After completion of this transaction, which we expect to occur during the second half of 2010, DIRECTV and its subsidiaries will beneficially own approximately 93% of Sky Brazil and Globo will own the remaining 7%.  In accordance with the Exchange Agreement, until January 2014, Globo will have the right to exchange all (but not less than all) of its remaining equity interests in Sky Brazil consistent with the procedure summarized above.

The foregoing description of the Exchange Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  Capitalized terms not otherwise defined herein shall have the meaning provided in the Exchange Agreement.

ITEM 9.01                      Financial Statements and Exhibits

10.1	Exchange Rights Agreement dated as of October 8, 2004 among Globo, The News Corporation Limited and The DIRECTV Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date:	June 7, 2010	By:	/s/ Larry D. Hunter
		Name:	Larry D. Hunter
		Title:	Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Exchange Rights Agreement dated as of October 8, 2004 among Globo, The News Corporation Limited and The DIRECTV Group, Inc.